Exhibit 99.1

NEWS RELEASE	Embarq Corporation 5454 West 110th Street Overland Park, KS 66211 embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

Media Contact:

Keith Mitchell, 913-345-6661

keith.j.mitchell@embarq.com

EMBARQ Reports Solid First Quarter 2007 Results

Board of Directors Authorizes 25% Dividend Increase

Overland Park, KS - April 25, 2007 - EMBARQ (NYSE: EQ) today announced results for the first quarter of 2007. The company reported net operating revenues of $1.59 billion, operating income of $371 million and diluted earnings per share of $1.05. EMBARQ’s first quarter operating income and earnings per share results were negatively impacted by, among other items, $17 million of early stage dilution associated with the company’s wireless business, a $14 million employee severance charge, $9 million of expenses related to the company’s spin-off, and $9 million in depreciation.

EMBARQ’s access line results improved in the first quarter, as the company lost 15,000 fewer lines to competitors than in the same period a year ago. In addition, high-speed Internet subscriber additions reached a company record of 87,000 this quarter.

“Prior to the fourth quarter of 2006, it had been years since we had seen improvement in access line erosion, so it’s significant that we have been able to accomplish this two quarters in a row,” said Dan Hesse, EMBARQ Chairman and Chief Executive Officer. “With an improving access line trend and strong growth in data, high-speed Internet and wireless revenues, we’re off to a great start in 2007.”

HIGHLIGHTS

•	Reported solid revenue, earnings and cash flow results

•	For the second consecutive quarter, lost fewer access lines to competitors than in the prior year quarter

•	Accelerated growth in high-capacity business data revenue and maintained solid wholesale data revenue growth

•	Added 87,000 high-speed Internet subscribers – a new company record

•	Launched an EMBARQ-branded portal offering several enhancements for high-speed Internet subscribers

•	Declared a dividend of $0.625 per share for the second quarter, an increase from $0.50 per share in the first quarter

•	Reaffirmed its outlook for 2007

GAAP and ‘As Adjusted’ Reporting

EMBARQ’s reported results under generally accepted accounting principles (GAAP) for periods prior to its May 2006 spin-off from Sprint Nextel do not reflect certain items that are included in its GAAP reporting for periods subsequent to the spin-off. (These items are described in more detail in the section entitled “Financial Measures” on page 5.) Accordingly, the company’s pre spin-off GAAP results are not fully comparable to its post spin-off GAAP results.

The company’s as adjusted basis of reporting reflects the current composition of its business for all periods prior and subsequent to its spin-off. Thus, as adjusted results are provided to help investors evaluate trends in the company’s operating performance.

Reconciliations between EMBARQ’s GAAP and as adjusted results are provided in Schedules 5 and 6.

Operating Results

EMBARQ reported total net operating revenues of $1.59 billion for the first quarter of 2007. Compared to first quarter 2006 GAAP results, this represents an increase of 1.8%.

Compared to first quarter 2006 as adjusted results, total revenue declined 4.6%. A majority of the as adjusted decline was attributable to the company’s Logistics segment, in which revenues declined 28.3% year-over-year due in part to actions previously taken to improve the profitability of this segment. In the Telecommunications segment, as adjusted revenue declined 2.2% on a year-over-year basis. Within the Telecommunications segment, access line losses drove a decline in voice revenue, which was partially offset by strong growth in data, high-speed Internet and wireless revenues.

EMBARQ reported operating income of $371 million for the first quarter of 2007. Compared to first quarter 2006 GAAP results, this represents an increase of 1.4%.

Compared to first quarter 2006 as adjusted results, operating income declined 9.3%, due largely to the year-over-year decline in revenue. Also contributing to the decline in operating income was early life stage dilution associated with the company’s wireless business, which was offset by year-over-year improvement in other areas.

Capital Expenditures and Cash Flow

EMBARQ reported capital expenditures of $183 million for the first quarter of 2007. This amount includes $4 million of separation-related capital spending.

Driven by its solid operating performance, EMBARQ generated free cash flow of $317 million in the first quarter. The company’s strong cash flow enabled a net debt reduction of $356 million.

Second Quarter Dividend

EMBARQ announced that its Board of Directors has declared a dividend on its common stock. A dividend of $0.625 per share is payable June 30, 2007 to stockholders of record at the close of business on June 8, 2007. This second quarter dividend represents a 25% increase from the first quarter dividend of $0.50 per share.

Subscriber Results

EMBARQ lost 71,000 access lines in the first quarter of 2007, which includes a 7,000 line increase associated with a large business customer win. The decline of 71,000 lines is an improvement of 15,000 lines from a year ago when the company lost 86,000 lines to competitors and sold 5,000 lines. On a year-over-year basis, the company’s access lines declined by 5.9%.

The company set a record for high-speed Internet (HSI) subscriber additions in the first quarter with 87,000. At the end of the quarter, EMBARQ had more than 1.1 million HSI subscribers.

The company continued to grow its wireless business, adding 23,000 new subscribers in the quarter. At quarter end, its wireless subscriber base totaled 71,000.

2007 OUTLOOK

EMBARQ reiterated the outlook for 2007 it provided on February 8, 2007. Specific expectations for the year are as follows:

•	Access lines are expected to decline at a mid to upper 6% rate.

•	Telecommunications segment revenues are expected to be $5.77 billion to $5.87 billion.

•

Consolidated operating income is expected to be $1.45 billion to $1.55 billion, including approximately $20 million of non-recurring separation-related expenses, $50 to $60 million of early-stage dilution associated with the company’s wireless business, and depreciation of approximately $1.05 billion.

•	Consolidated capital expenditures are expected to be $870 million to $890 million, including approximately $30 million of non-recurring separation-related capital spending.

Conference Call

On Wednesday, April 25, 2007, EMBARQ will hold a conference call beginning at 4:30 PM EDT. Dial-in numbers for the conference call are (866) 245-2310 (U.S. and Canada) and (706) 679-0843 (International). The code required to access the call is 3836912. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until May 11th, 2007 by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) as well as at www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, customer growth, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include: economic, competitive, regulatory, technological, capital market and other factors, and the risks that are described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” contained in EMBARQ’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and in EMBARQ’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this presentation. EMBARQ is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this presentation.

SELECTED FINANCIAL DATA (unaudited)

	1Q-07	1Q-06 GAAP	Fav/(Unfav)		1Q-06 As Adjusted	Fav/(Unfav)
Consolidated
Voice	$1,084	$1,044	$40	3.8%	$1,161	(77)	-6.6%
Data	189	169	20	11.8%	175	14	8.0%
High-speed Internet	116	92	24	26.1%	92	24	26.1%
Wireless	9	—	9	N/A	—	9	N/A
Other services	60	81	(21)	-25.9%	66	(6)	-9.1%

Service revenues	1,458	1,386	72	5.2%	1,494	(36)	-2.4%
EMBARQ Logistics	109	152	(43)	-28.3%	152	(43)	-28.3%
Other product	22	23	(1)	-4.3%	20	2	10.0%

Product revenues	131	175	(44)	-25.1%	172	(41)	-23.8%

Net Operating Revenues	1,589	1,561	28	1.8%	1,666	(77)	-4.6%
Operating Expenses
Cost of services	417	378	(39)	-10.3%	429	12	2.8%
Cost of products	127	160	33	20.6%	157	30	19.1%
Selling, general and administrative	404	419	15	3.6%	408	4	1.0%
Depreciation	270	238	(32)	-13.4%	263	(7)	-2.7%

Total Operating Expenses	1,218	1,195	(23)	-1.9%	1,257	39	3.1%

Operating Income	$371	$366	$5	1.4%	$409	($38)	-9.3%
Interest expense	109	19	(90)	N/A	119	10	8.4%
Other expense (income), net	—	(5)	(5)	N/A	(5)	(5)	N/A

Income Before Taxes	$262	$352	($90)	-25.6%	$295	($33)	-11.2%
Income tax expense	102	138	36	26.1%	115	13	11.3%

Net Income	$160	$214	($54)	-25.2%	$180	($20)	-11.1%

Diluted Earnings Per Share	$1.05

	1Q-07	1Q-06 GAAP	Fav/(Unfav)		1Q-06 As Adjusted	Fav/(Unfav)
Telecom
Voice	$1,084	$1,044	$40	3.8%	$1,161	(77)	-6.6%
Data	189	169	20	11.8%	175	14	8.0%
High-speed Internet	116	92	24	26.1%	92	24	26.1%
Wireless	9	—	9	N/A	—	9	N/A
Other services	60	81	(21)	-25.9%	66	(6)	-9.1%

Service revenues	1,458	1,386	72	5.2%	1,494	(36)	-2.4%
Product revenues	22	23	(1)	-4.3%	20	2	10.0%

Net Operating Revenues	1,480	1,409	71	5.0%	1,514	(34)	-2.2%
Operating Expenses
Cost of services	417	378	(39)	-10.3%	429	12	2.8%
Cost of products	30	23	(7)	-30.4%	20	(10)	-50.0%
Selling, general and administrative	392	400	8	2.0%	389	(3)	-0.8%
Depreciation	267	235	(32)	-13.6%	260	(7)	-2.7%

Total Operating Expenses	1,106	1,036	(70)	-6.8%	1,098	(8)	-0.7%

Operating Income	$374	$373	$1	0.3%	$416	($42)	-10.1%

SELECTED FINANCIAL DATA (unaudited)

	1Q-07	1Q-06 GAAP	Fav/(Unfav)		1Q-06 GAAP	Fav/(Unfav)
Logistics
Net Operating Revenues	109	152	(43)	-28.3%	152	(43)	-28.3%
Operating Expenses
Cost of services & products	97	137	40	29.2%	137	40	29.2%
Selling, general and administrative	12	19	7	36.8%	19	7	36.8%
Depreciation	3	3	—	0.0%	3	—	0.0%

Total Operating Expenses	112	159	47	29.6%	159	47	29.6%
Operating Income	$(3)	$(7)	$4	57.1%	$(7)	$4	57.1%

Financial Measures

For periods prior to and including May 17, 2006, the date of EMBARQ’s spin-off from Sprint Nextel, reported operating income reflects the combined performance of the specific legal entities that were spun-off from Sprint Nextel in accordance with GAAP. The reported information for these entities prior to and including the date of separation does not include certain items that will be reflected in EMBARQ’s reported operating income for periods subsequent to May 17, 2006. These items primarily consist of the following:

•

In-territory consumer and business long distance customers transferred to Embarq by Sprint Nextel, as well as certain in-territory equipment and professional service customers transferred to Sprint Nextel by Embarq; and

•	Other assets and liabilities related to ongoing business operations transferred to Embarq by Sprint Nextel.

In order to facilitate a comparison of EMBARQ’s historical operating performance to its performance subsequent to the spin-off, Schedule 5, starting on page 11 provides an as adjusted view of EMBARQ’s quarterly operating income for 2006, including reconciliations to GAAP. The as adjusted financial information assumes the spin-off from Sprint Nextel had occurred on January 1, 2006 and includes the items described above. The as adjusted financial information is a non-GAAP measure and should be considered in addition to, but not as a substitute for, the information contained in the company’s financial reporting.

Definitions

Net Debt is consolidated debt, including current maturities, less cash and equivalents. This non-GAAP measure should be used in addition to, but not as a substitute for the information provided in the balance sheets and statements of cash flows. EMBARQ believes that Net Debt provides useful information about its capacity to reduce debt and improve its capital structure.

Reconciliation of Non-GAAP measure - Net Debt

	March 31, 2007	December 31, 2006	Change
Current maturities	$37	$37	$—
Long-term debt	6,058	6,421	(363)
Less: Cash and equivalents	(46)	(53)	7

Net Debt	$6,049	$6,405	$(356)

Free Cash Flow is defined as the change in cash and equivalents less cash provided or used by financing activities. This non-GAAP measure should be used in addition to, but not as a substitute for the information provided in the statement of cash flows. EMBARQ believes that Free Cash Flow provides useful information about the cash generated from core operations and its ability to fund dividends, scheduled debt maturities and other financing activities.

Reconciliation of Free Cash Flow

March 31, 2007
Change in cash and equivalents	$(7)
Less: Net cash used by financing activities	324

Free Cash Flow	$317

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

About EMBARQ

EMBARQ (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of common sense communications services. The company has approximately 20,000 employees and operates in 18 states. EMBARQ is a member of the S&P 500.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® – all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, EMBARQTM Business Class DSL, wireless, enhanced data network services, voice and data communication equipment and managed network services.

EMBARQ believes that by focusing on the communities the company serves and by employing common sense and practical ingenuity, it is able to provide customers with a committed partner, dedicated customer service and innovative products for work and home. For more information, visit embarq.com.

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

(unaudited)

Schedule 1

	Quarter Ended March 31,
	2007	2006
Net Operating Revenues
Service revenues	$1,458	$1,386
Product revenues	131	175

Net operating revenues	1,589	1,561
Operating Expenses
Cost of services	417	378
Cost of products	127	160
Selling, general and administrative	404	419
Depreciation	270	238

Total Operating Expenses	1,218	1,195

Operating Income	371	366
Interest expense	109	19
Other (income) expense, net	—	(5)

Income Before Taxes	262	352
Income tax expense	102	138

Net Income	$160	$214

Basic Earnings Per Share	$1.07

Basic weighted average shares	150.2
Diluted Earnings Per Share	$1.05

Diluted weighted average shares	152.4

Embarq Corporation

Consolidated Balance Sheets

($ in millions)

Schedule 2

	March 31, 2007	December 31, 2006
	(unaudited)
Assets
Cash and equivalents	$46	$53
Accounts receivable, net	629	660
Inventories	183	179
Prepaid expenses and other current assets	150	131

Total current assets	1,008	1,023
Property, plant and equipment, net	7,910	7,988
Other non-current assets	65	80

Total non-current assets	7,975	8,068

Total assets	$8,983	$9,091

Liabilities and stockholders’ equity
Current maturities	$37	$37
Accounts payable	447	503
Accrued payroll & benefits	179	198
Accrued taxes	242	164
Deferred revenue	211	211
Accrued interest	126	52
Other current liabilities	175	99

Total current liabilities	1,417	1,264
Long-term debt	6,058	6,421
Postretirement and other benefit obligations	682	685
Deferred income taxes	1,000	1,039
Other non-current liabilities	157	150

Total non-current liabilities	7,897	8,295
Stockholders’ equity
Common stock	2	1
Business equity Treasury stock, at cost	(2)	—
Paid in capital	(360)	(414)
Retained earnings	391	308
Accumulated other comprehensive income (loss)	(362)	(363)

Total stockholders’ equity	(331)	(468)

Total liabilities and stockholders' equity	$8,983	$9,091

Embarq Corporation

Consolidated Statements of Cash Flows

($ in millions)

(unaudited)

Schedule 3

	Quarter Ended March 31,
	2007	2006
Operating Activities
Net income	$160	$214
Depreciation	270	238
Deferred and uncertain income tax provisions	(36)	(9)
Provision for losses on accounts receivable	17	12
Stock-based compensation expense	14	—
Net losses (gains) on sales of assets	(3)	(7)
Other, net	11	(4)
Changes in assets and liabilities:
Accounts receivable	14	54
Inventories and other current assets	(28)	52
Accounts payable and other current liabilities	75	48
Noncurrent assets and liabilities, net	(14)	7

Net cash provided by operating activities	480	605

Investing Activities
Capital expenditures	(183)	(184)
Proceeds from construction reimbursements	3	2
Proceeds from sales of assets	17	20

Net cash used by investing activities	(163)	(162)

Financing Activities
Changes in debt, net	(360)	—
Dividends paid to stockholders	(4)	—
Common stock issued	35	—
Dividends paid to Sprint Nextel	—	(194)
Other, net	5	—

Net cash used by financing activities	(324)	(194)

Change in cash and equivalents	(7)	249
Cash and equivalents at beginning of period	53	103

Cash and equivalents at end of period	$46	$352

Embarq Corporation

Operating Statistics - As Adjusted* (unaudited)

(Revenues in millions; lines and subscribers in thousands)

(* Note: As adjusted is a non-GAAP measure. See Schedule 5 for a reconciliation to GAAP.)

Schedule 4

	1Q-07 (1)	2006	4Q-06 (1)	3Q-06 (1)	2Q-06	1Q-06
Service and Product Revenues
Voice	$1,084	$4,519	$1,120	$1,109	$1,129	$1,161
Data	189	716	183	180	178	175
High-speed Internet	116	393	108	98	95	92
Wireless	9	7	4	3	—	—
Other	60	248	57	64	61	66

Service revenues	1,458	5,883	1,472	1,454	1,463	1,494

EMBARQ Logistics	109	530	115	125	138	152
Other	22	106	30	27	29	20

Product revenues	131	636	145	152	167	172

Net operating revenues	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Operating Unit Revenues
Consumer	$682	$2,726	$671	$668	$686	$701
Business	384	1,522	381	389	379	373
Wholesale	414	1,741	450	424	427	440

Telecommunications	1,480	5,989	1,502	1,481	1,492	1,514
EMBARQ Logistics	109	530	115	125	138	152

Net operating revenues	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Access Lines
Consumer	4,588		4,659	4,731	4,835	4,970
Business	2,065		2,059	2,069	2,074	2,079
Wholesale	184		190	198	208	219

Total	6,837		6,908	6,998	7,117	7,268

Consumer Average Revenue per Household
Consumer revenue	$682		$671	$668	$686	$701
Average households served	4,261		4,316	4,384	4,482	4,571

Monthly revenue per average HH	$53.35		$51.82	$50.79	$51.02	$51.12

High-speed Internet Lines
Consumer	916		838	763	690	625
Business	149		142	135	127	121
Wholesale	39		37	35	32	31

Total	1,104		1,017	933	849	777

HSI Average Revenue per Subscriber
High-speed Internet revenue	$116		$108	$98	$95	$92
Average HSI subscribers	1,061		975	891	813	735

Monthly revenue per average subscriber	$36.44		$36.92	$36.66	$38.95	$41.72

Wireless Subscribers
Consumer	65		44	21	4	—
Business	6		4	3	1	—

Total	71		48	24	5	—

Entertainment Subscribers	170		162	146	131	109

(1)	As Embarq completed the spin-off from Sprint-Nextel on May 17, 2006, periods subsequent to the second quarter 2006 represent GAAP results

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Year Ended December 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,346	$172	$—	$—	$1	$4,519
Data	706	6	—	—	4	716
High-speed Internet	393	—	—	—	—	393
Wireless	7	—	—	—	—	7
Other	270	(22)	—	—	—	248

Service revenues	5,722	156	—	—	5	5,883

EMBARQ Logistics	530	—	—	—	—	530
Other	111	(5)	—	—	—	106

Product revenues	641	(5)	—	—	—	636

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519
Operating Expenses
Cost of services	1,594	73	—	—	1	1,668
Cost of products	598	(4)	—	—	—	594
Selling, general and administrative	1,600	35	—	(52)	1	1,584
Depreciation	1,027	—	—	38	—	1,065

Total Operating Expenses	4,819	104	—	(14)	2	4,911
Operating Income	$1,544	$47	$—	$14	$3	$1,608

Operating Unit Revenues
Consumer	$2,590	$136	$—	$—	$—	$2,726
Business	1,492	28	—	—	2	1,522
Wholesale	1,751	(13)	—	—	3	1,741

Telecommunications	5,833	151	—	—	5	5,989
EMBARQ Logistics	530	—	—	—	—	530

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519

Capital Expenditures	$923	$—	$—	$67	$—	$990

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended June 30, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,073	$56	$—	$—	$—	$1,129
Data	174	2	—	—	2	178
High-speed Internet	95	—	—	—	—	95
Wireless	—	—	—	—	—	—
Other	68	(7)	—	—	—	61

Service revenues	1,410	51	—	—	2	1,463

EMBARQ Logistics	138	—	—	—	—	138
Other	31	(2)	—	—	—	29

Product revenues	169	(2)	—	—	—	167

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630
Operating Expenses
Cost of services	367	23	—	—	—	390
Cost of products	149	(1)	—	—	—	148
Selling, general and administrative	403	13	—	(18)	—	398
Depreciation	254	—	—	13	—	267

Total Operating Expenses	1,173	35	—	(5)	—	1,203
Operating Income	$406	$14	$—	$5	$2	$427

Operating Unit Revenues
Consumer	$642	$44	$—	$—	$—	$686
Business	369	9	—	—	1	379
Wholesale	430	(4)	—	—	1	427

Telecommunications	1,441	49	—	—	2	1,492
EMBARQ Logistics	138	—	—	—	—	138

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630

Capital Expenditures	$265	$—	$—	$47	$—	$312

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,044	$116	$—	$—	$1	$1,161
Data	169	4	—	—	2	175
High-speed Internet	92	—	—	—	—	92
Wireless	—	—	—	—	—	—
Other	81	(15)	—	—	—	66

Service revenues	1,386	105	—	—	3	1,494

EMBARQ Logistics	152	—	—	—	—	152
Other	23	(3)	—	—	—	20

Product revenues	175	(3)	—	—	—	172

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666
Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	160	(3)	—	—	—	157
Selling, general and administrative	419	22	—	(34)	1	408
Depreciation	238	—	—	25	—	263

Total Operating Expenses	1,195	69	—	(9)	2	1,257
Operating Income	$366	$33	$—	$9	$1	$409

Operating Unit Revenues
Consumer	$609	$92	$—	$—	$—	$701
Business	353	19	—	—	1	373
Wholesale	447	(9)	—	—	2	440

Telecommunications	1,409	102	—	—	3	1,514
EMBARQ Logistics	152	—	—	—	—	152

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666

Capital Expenditures	$184	$—	$—	$20	$—	$204

Telecommunications Segment

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 6

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,044	$116	$—	$—	$1	$1,161
Data	169	4	—	—	2	175
High-speed Internet	92	—	—	—	—	92
Wireless	—	—	—	—	—	—
Other	81	(15)	—	—	—	66

Service revenues	1,386	105	—	—	3	1,494
Product revenues	23	(3)	—	—	—	20

Net operating revenues	$1,409	$102	$—	$—	$3	$1,514
Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	23	(3)	—	—	—	20
Selling, general and administrative	400	22	—	(34)	1	389
Depreciation	235	—	—	25	—	260

Total Operating Expenses	1,036	69	—	(9)	2	1,098
Operating Income	$373	$33	$—	$9	$1	$416

Operating Unit Revenues
Consumer	$609	$92	$—	$—	$—	$701
Business	353	19	—	—	1	373
Wholesale	447	(9)	—	—	2	440

Telecommunications	1,409	102	—	—	3	1,514
Capital Expenditures	$183	$—	$—	$20	$—	$203